___________________________________________________________________________

                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.   20549
                           ____________________
                                 FORM T-1

        STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF
        1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

        CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
        TRUSTEE PURSUANT TO SECTION 305(b)(2) ___________
                      ______________________________

                           BANKERS TRUST COMPANY
            (Exact name of trustee as specified in its charter)

NEW YORK                                          13-4941247
(Jurisdiction of Incorporation or                 (I.R.S. Employer
organization if not a U.S. national bank)         Identification no.)


FOUR ALBANY STREET
NEW YORK, NEW YORK                                10006
(Address of principal                             (Zip Code)
executive offices)

                             Bankers Trust Company
                             Legal Department
                             130 Liberty Street, 31st Floor
                             New York, New York  10006
                             (212) 250-2201
                     (Name, address and telephone number of agent for service)
                     _________________________________

                         Panda Funding Corporation
                      Panda Interfunding Corporation
            (Exact name of obligor as specified in its charter)

Delaware                                          75-2660911
                                                  75-2660915
(State or other jurisdiction of                   (I.R.S. employer
Incorporation or organization)                    Identification no.)

4100 Spring Valley Road
Suite 1001
Dallas, Texas                                          75244
(Address of principal executive offices)               (Zip Code)

              11 5/8% Pooled Project Bonds, Series A due 2012
              11 5/8% Pooled Project Bonds, Series A-1 due 2012
                    (Title of the indenture securities)





Item   1. General Information.
          Furnish the following information as to the trustee.

          (a) Name and address of each examining or supervising authority to which it is subject.

               Name                                         Address

               Federal Reserve Bank (2nd District)          New York, NY
               Federal Deposit Insurance Corporation        Washington, D.C.
               New York State Banking Department            Albany, NY

          (b)  Whether it is authorized to exercise corporate trust powers.

               Yes.

Item   2. Affiliations with Obligor.

          If the obligor is an affiliate of the Trustee, describe each such affiliation.

          None.

Item   3. -15. Not Applicable

Item  16. List of Exhibits.

          Exhibit 1 -     Restated Organization Certificate of Bankers Trust
                          Company dated August 7, 1990 and Certificate of
                          Admendment of the Organization Certificate of Bankers Trust Company dated March 21, 1996, copy attached.

          Exhibit 2 -     Certificate of Authority to commence business -
                          Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.


          Exhibit 3 -     Authorization of the Trustee to exercise corporate
                          trust powers - Incorporated herein by reference to
                          Exhibit 2 filed with Form T-1 Statement, Registration
                          No. 33-21047.

          Exhibit 4 -     Existing By-Laws of Bankers Trust Company, dated as
                          amended on October 19, 1995. - Incorporated herein by reference to Exhibit 4 filed with Form T-1
                          Statement, Registration No. 33-65171.

          Exhibit 5 -     Not applicable.

          Exhibit 6 -     Consent of Bankers Trust Company required by Section
                          321(b) of the Act. - Incorporated herein by reference to Exhibit 4 filed with Form T-1
                          Statement, Registration No. 22-18864.

          Exhibit 7 -     A copy of the latest report of condition of Bankers
                          Trust Company dated as of June 30, 1996.

          Exhibit 8 -     Not Applicable.

          Exhibit 9 -     Not Applicable.



                                 SIGNATURE



     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 8th day of October, 1996.


                              BANKERS TRUST COMPANY



                              By:  /s/  Scott Thiel
                                   Scott Thiel
                                   Assistant Vice President





Legal Title of Bank: Bankers Trust Company   Call Date: 6/30/96
ST-BK: 36-4840      FFIEC 031
Address:   130 Liberty Street      Vendor ID: D     CERT:  00623    Page RC-1
City, State ZIP: New York, NY  10006                                    11
FDIC Certificate No.:    0   0   6   2   3

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks June 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                     _______________
                                                             C400
                  Dollar Amounts in Thousands     RCFD  Bil Mil Thou
------------------------------------------------------------------------------
ASSETS                                            / / / / / / / / / /
1.  Cash and balances due from depository
    institutions (from Schedule RC-A):            / / / / / / / / / /
    a.  Noninterest-bearing balances and currency
        and coin(1) ...........................    0081          1,631,000 1.a.
    b.  Interest-bearing balances(2)...........    0071          2,066,000 1.b.
2.  Securities:                                   / / / / / / / / / /
    a.   Held-to-maturity securities
         (from Schedule RC-B, column A) .......    1754                  0 2.a.
    b.   Available-for-sale securities
         (from Schedule RC-B, column D)........    1773          3,761,000 2.b.
3.  Federal funds sold and securities purchased
    under agreements to resell in domestic offices
    of the bank and of its Edge and Agreement
    subsidiaries, and in IBFs:                   / / / / / / / / / /
    a.   Federal funds sold.....................   0276          5,162,000 3.a.
    b.   Securities purchased under agreements to
         resell.................................   0277          4,192,000 3.b.
4.  Loans and lease financing receivables:       / / / / / / / / / /
    a.   Loans and leases, net of unearned income
         (from Schedule RC-C)
         RCFD 2122 24,849,000                   / / / / / / / / / /        4.a.
    b.   LESS:  Allowance for loan and lease
         losses.................................
         RCFD 3123 923,000                      / / / / / / / / / /        4.b.
    c.   LESS:  Allocated transfer risk reserve
         RCFD  3128      0                      / / / / / / / / / /        4.c.
    d.   Loans and leases, net of unearned income,
         allowance, and reserve (item 4.a minus
         4.b and 4.c).............................  2125        23,926,000 4.d.
5.  Assets held in trading accounts...............  3545        33,052,000 5.

6.  Premises and fixed assets (including capitalized
    leases).......................................  2145           858,000 6.

7.  Other real estate owned (from Schedule RC-M)..  2150           216,000 7.

8.  Investments in unconsolidated subsidiaries and
    associated companies (from Schedule RC-M)       2130           271,000 8.

9.  Customers' liability to this bank on acceptances
    outstanding...................................  2155           572,000 9.

10. Intangible assets (from Schedule RC-M)........  2143            18,000 10.

11. Other assets (from Schedule RC-F).............  2160         7,612,000 11.

12. Total assets (sum of items 1 through 11)......  2170        83,337,000 12.

__________________________
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.






Legal Title of Bank:  Bankers Trust Company    Call Date: 6/30/96
ST-BK:  36-4840         FFIEC  031
Address:  130 Liberty Street      Vendor ID: D   CERT:  00623     Page  RC-2
City, State Zip: New York, NY  10006                              12
FDIC Certificate No.:   0   0   6   2   3

Schedule RC--Continued
                  Dollar Amounts in Thousands   / / / / / / Bil  Mil Thou
-------------------------------------------------------------------------------
LIABILITIES                                    / / / / / / / / / /
13.    Deposits:                               / / / / / / / / / /
       a. In domestic offices (sum of totals
          of columns A and C from Schedule RC-E,
          part I)                             RCON 2200     9,040,000  13.a.
          (1)   Noninterest-bearing(1)
                  RCON 6631 3,569,000........../ / / / / / / / / /     13.a.(1)
          (2)  Interest-bearing ...............
                  RCON 6636 5,471,000........../ / / / / / / / / /     13.a.(2)
        b. In foreign offices, Edge and Agreement
           subsidiaries, and IBFs (from Schedule
           RC-E part II)                     RCFN 2200     19,648,000  13.b.
           (1)  Noninterest-bearing
                  RCFN 6631   494,000.......... / / / / / / / / / /    13.b.(1)
           (2)  Interest-bearing
                  RCFN 6636 19,154,000........ / / / / / / / / / /     13.b.(2)

14.    Federal funds purchased and securities sold
       under agreements to repurchase in domestic
       offices of the bank and of its Edge and
       Agreement subsidiaries, and in IBFs:   / / / / / / / / / /
       a.   Federal funds purchased..........RCFD 0278       2,564,000  14.a.
       b.   Securities sold under agreements to
            repurchase.......................RCFD 0279         790,000  14.b.

15.    a.   Demand notes issued to the U.S.
            Treasury.........................RCON 2840               0  15.a.
       b.   Trading liabilities..............RCFD 3548      18,177,000  15.b.

16.    Other borrowed money:                  / / / / / / / / / /
       a.   With original maturity of one year or
            less.............................RCFD 2332      16,421,000  16.a.
       b.   With original maturity of more than
            one year.........................RCFD 2333       3,388,000  16.b.

17.    Mortgage indebtedness and obligations under
       capitalized leases....................RCFD 2910          31,000  17.

18.    Bank's liability on acceptances executed
       and outstanding.......................RCFD 2920         572,000  18.

19.    Subordinated notes and debentures.....RCFD 3200       1,227,000  19.

20.    Other liabilities (from Sch. RC-G)....RCFD 2930       6,911,000  20.

21.    Total liabilities (sum of items 13
       through 20)...........................RCFD 2948      78,769,000  21.

22.    Limited-life preferred stock and related
       surplus...............................RCFD 3282               0  22.

EQUITY CAPITAL                                      / / / / / / / / / /

23.    Perpetual preferred stock and related
       surplus...............................RCFD 3838         500,000  23.

24.    Common stock..........................RCFD 3230       1,002,000  24.

25.    Surplus (exclude all surplus related to
       preferred stock)......................RCFD 3839         528,000  25.

26.    a.   Undivided profits and capital
            reserves.........................RCFD 3632       2,915,000  26.a.
       b.   Net unrealized holding gains (losses)
            on available-for-sale securities.RCFD 8434      (   5,000)  26.b.

27.    Cumulative foreign currency translation
       adjustments...........................RCFD 3284      ( 372,000)  27.

28.    Total equity capital (sum of items 23
       through 27)...........................RCFD 3210       4,568,000  28.

29.    Total liabilities, limited-life preferred
       stock, and equity capital (sum of items 21,
       22, and 28)...........................RCFD 3300      83,337,000  29.


Memorandum
To be  reported only with the March Report of Condition.
   1.  Indicate in the box at the right the number of the
       statement below that best describes the most
       comprehensive level of auditing work performed for
       the bank by independent external auditors as of any          Number
       date during 1995..................... RCFD 6724             N/A   M.1

1      =   Independent audit of the bank conducted in
           accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2      =   Independent audit of the bank's parent holding
           company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company

3      =   Directors' examination of the bank conducted in
           accordance with generally accepted auditing standards by a certified public accounting firm
           (may be required by state chartering authority)

4      =   Director's examination of the bank performed by
           other external auditors (may be required by state chartering authority)

5      =   Review of the bank's financial statements by
           external auditors

6      =   Compilation of the bank's financial statements by
           external auditors

7      =   Other audit procedures (excluding tax preparation
           work)

8      =   No external audit work

______________________
(1) Including total demand deposits and noninterest-bearing time and savings deposits.



                            State of New York,

                            Banking Department


     I, PETER M. PHILBIN, Deputy Superintendent of Bank of the State of New

York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF

AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY Under

Section 8005 of the Banking Law," dated March 20, 1996, providing for an increase in authorized capital stock from $1,351,666,670 consisting of

85,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series

Preferred Stock to $1,501,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.


Witness, my hand and official seal of the Banking Department at the City of

New York,

                    this 21st day of March in the Year of our

                    Lord one thousand nine hundred and ninety-six.



                                             Peter M. Philbin
                                        Deputy Superintendent of Banks





                        CERTIFICATE OF AMENDMENT

                                  OF THE

                         ORGANIZATION CERTIFICATE

                             OF BANKERS TRUST

                   Under Section 8005 of the Banking Law

                       _____________________________

     We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

     1.   The name of the corporation is Bankers Trust Company.

     2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of March, 1903.

     3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

     4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

     "III.   The amount of capital stock which the corporation is
     hereafter to have is One Billion, Three Hundred Fifty One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,351,666,670), divided into Eighty-Five Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (85,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

     "III.   The amount of capital stock which the corporation is
     hereafter to have is One Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,501,666,670), divided into One Hundred Million, One Hundred Sixty Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

     6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

     IN WITNESS WHEREOF, we have made and subscribed this certificate this 20th day of March , 1996.


                                        James T. Byrne, Jr.
                                        ------------------------------
                                        James T. Byrne, Jr.
                                        Managing Director


                                        Lea Lahtinen
                                        -------------------------------
                                        Lea Lahtinen
                                        Assistant Secretary

State of New York        )
                         )  ss:
County of New York       )

     Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                  Lea Lahtinen
                                                  -----------------------
                                                  Lea Lahtinen

Sworn to before me this 20th day
of March, 1996.


     Sandra L. West
--------------------------------
     Notary Public

  SANDRA L. WEST                       Counterpart filed in the
Notary Public State                    Office of the Superintendent of
 of New York                           Banks, State of New York
 No. 31-4942101                        This 21st day of March, 1996
Qualified in New York County
Commission Expires September 19, 1996